UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 9, 2009 (September 8, 2009)

Behringer Harvard Multifamily REIT I, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-53195	20-5383745
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas

75001

(Address of principal executive offices)

(Zip Code)

(866) 655-3600

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

The information in this Report set forth under Item 2.03 regarding the financing arrangements entered in connection with the acquisition of the property described in Item 2.01 is incorporated by reference herein.

Item 2.01               Completion of Acquisition or Disposition of Assets.

On September 8, 2009, Behringer Harvard Multifamily REIT I, Inc. (which may be referred to herein as the “Registrant,” “we,” “our” or “us”) acquired a fee simple interest in a 390-unit multifamily community located on approximately 8.28 acres of land located in Dublin, California (“Waterford Place”) through Behringer Harvard Waterford Place REIT, LLC (the “BH Waterford Place REIT”), a joint venture between us and Behringer Harvard Master Partnership I LP (the “BHMP Co-Investment Partner”), an entity formed by our sponsor and Stichting Depositary PGGM Private Real Estate Fund, a vehicle for real estate investments for large Dutch pension funds.  We own a 55% interest in the BH Waterford Place REIT and the BHMP Co-Investment Partner owns the other 45% interest, on substantially similar terms as our other joint ventures with the BHMP Co-Investment Partner described in our prospectus dated May 19, 2009, as supplemented.

The total purchase price for Waterford Place, exclusive of closing costs and initial escrows, was approximately $79.7 million.  We and the BHMP Co-Investment Partner, through the BH Waterford Place REIT, paid approximately $60.5 million of the purchase price through the assumption of two loans secured by Waterford Place from Deutsche Bank Berkshire Mortgage, Inc. (the “Waterford Place Lender”).  For a description of the assumptions of the loans, see Item 2.03 below.  The BH Waterford Place REIT paid the remaining approximately $19.2 million of the purchase price in cash.  We funded our portion of this amount of approximately $10.56 million with proceeds from our public offering of common stock.

The purchase price for the transaction was determined through negotiations between Waterford Place Apartments, LLC (the “Seller”) and Behringer Harvard Multifamily Advisors I LP, our advisor, and its affiliates.  Neither we nor our advisor is affiliated with the Seller and there is no material relationship between the Seller and us or our affiliates, or any of our directors, officers or their respective associates, other than in respect of this transaction.  In evaluating Waterford Place as a potential acquisition and determining whether the amount of consideration to be paid was appropriate, a variety of factors were considered, including overall valuation of net rental income, expected capital expenditures, the community features and amenities, location, environmental issues, demographics, price per square foot and occupancy.  Our advisor believes that Waterford Place is well located, has acceptable roadway access, is well-maintained and adequately insured, and has been professionally managed.  We do not intend to make significant repairs or improvements to Waterford Place over the next few years.

As of August 31, 2009, Waterford Place was approximately 96.7% occupied.

Behringer Harvard Multifamily Management Services, LLC and its affiliates (the “Waterford Place Property Manager”), an affiliate of our advisor, has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of Waterford Place.  Among other things, the Waterford Place Property Manager has the authority to incur costs and expenses on our behalf, to pay property operating costs and expenses from property cash flow or reserves and to require that we provide sufficient funds for the payment of operating expenses.  The Waterford Place Property Manager has subcontracted certain of its on-site management services to Alliance Communities, Inc.

As compensation for its services, the Waterford Place Property Manager or its affiliates is entitled to reimbursements for its out-of-pocket costs and personnel costs and a property management fee equal to 3.75% of the monthly gross revenues from Waterford Place.

Item 2.03             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 8, 2009, the BH Waterford Place REIT entered into two loan assumption agreements with the Waterford Place Lender and the Seller.  Pursuant to the assumption agreements, the Waterford Place Lender consented to the acquisition of the Waterford Place property by the BH Waterford Place REIT and its assumption of two mortgage loans secured by Waterford Place with an aggregate face amount of $65,245,000, subject to terms and conditions set forth in the loan documents.  One of the loans is a first mortgage loan with an outstanding balance of approximately $47.5 million (the “First Loan”) and the other loan is a second mortgage loan with an outstanding balance of approximately $13 million (the “Second Loan”). The BH Waterford Place REIT paid an assumption fee of approximately $475,000 with respect the First Loan and approximately $130,000 with respect to the Second Loan.

The First Loan and Second Loan are both evidenced by an original promissory note and secured by a Multifamily Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing, conveying the Waterford Place property and granting a security interest in its fixtures and personal property.

The First Loan bears interest at a fixed rate of 4.67%, with a 30-year amortization period and an initial maturity date of May 1, 2013.  The term of the First Loan will automatically extend for a period of one year.  The First Loan requires the following payments: (a) monthly principal and interest payments of $268,755 on the first of each month through May 1, 2013, and monthly principal and interest payments based on the Adjustable Interest Rate (as defined below) on the first of each month from June 1, 2013 through April 1, 2014; and (b) the outstanding principal amount, together with all accrued and unpaid interest, due and payable in full on May 1, 2014.  The Adjustable Interest Rate is the variable interest rate equal to the money market yield for Freddie Mac Reference Bills having original durations to maturity of approximately 30 days plus 2.5% (the “Adjustable Interest Rate”).

In addition, the First Loan may be prepaid in full, but not in part, anytime prior to May 1, 2013 with a prepayment premium equal to the greater of (a) 1% of the principal being repaid or (b) the present value of the interest rate spread forfeited by the Waterford Place Lender with respect to such principal for the remaining term of the note, where such spread is the difference between the fixed rate of the note and the yield on the 3.625% U.S. Treasury Security due May 15, 2013.  After May 31, 2013, the First Loan may be prepaid in full, by not in part, without penalty.

The Second Loan bears interest at a fixed rate of 5.45%, with a 30-year amortization period and an initial maturity date of May 1, 2013. The term of the Second Loan will automatically extend for a period of one year.  The Second Loan requires the following payments: (a) monthly principal and interest payments of $74,789 on the first of each month through May 1, 2013, and monthly principal and interest payments based on the Adjustable Interest Rate on the first of each month from June 1, 2013 through April 1, 2014; and (b) the outstanding principal amount, together with all accrued and unpaid interest, due and payable in full on May 1, 2014.

In addition, the Second Loan may be prepaid in full, but not in part, anytime prior to May 1, 2013 with a prepayment premium equal to the greater of (a) 1% of the principal being repaid or (b) the present value of the interest rate spread forfeited by the Waterford Place Lender with respect to such principal for the remaining term of the note, where such spread is the difference between the fixed rate of the note and the yield on the 4.25% U.S. Treasury Security due August 15, 2013.  After May 31, 2013, the Second Loan may be prepaid in full, by not in part, without penalty.

Item 7.01               Regulation FD Disclosure.

On September 9, 2009, we issued a press release announcing the Waterford Place acquisition described in Items 2.01 and 2.03 of this Report.  A copy of the press release, appearing as Exhibit 99.1, is furnished and not filed pursuant to Regulation FD.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

99.1         Press Release, dated September 9, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BEHRINGER HARVARD MULTIFAMILY REIT I, INC.

Dated: September 9, 2009	By:	/s/ Gerald J. Reihsen, III
Gerald J. Reihsen, III
Executive Vice President – Corporate Development & Legal

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated September 9, 2009.